UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

SABAN CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37878	98-1296434
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Santa Monica Boulevard, 26th Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

(310) 557-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Due to the anticipated inability of Saban Capital Acquisition Corp. (the “Company”) to complete a business combination by March 31, 2019, as required by the Company’s Amended and Restated Memorandum and Articles of Association (as amended, the “Articles”), on April 1, 2019, the Company will redeem 100% of the Company’s issued and outstanding Class A ordinary shares (the “Public Shares”) at a price per share of approximately $10.27 (the “Redemption Amount”). The Redemption Amount will be distributed to each holder of Public Shares on a pro rata basis in accordance with the total amount of funds held in the Company’s trust account, less $50,000 of interest to pay dissolution expenses.

The Redemption Amount will be payable to each of the Company’s public shareholders upon presentation of their respective stock certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of the public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company is obligated to complete the Redemption as promptly as reasonably practicable, although under the terms of the Company’s Articles it must complete the Redemption by no later than ten (10) business days after March 31, 2019. After March 31, 2019, the Company shall cease all operations except for the purpose of winding up the Company’s business.

The Company anticipates that the Public Shares, as well as the Company’s publicly traded units and warrants, will cease trading as of the close of business on March 29, 2019. As of the open of business on April 1, 2019, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class F ordinary shares of the Company issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire and become worthless upon the liquidation of the Company.

The Company has been advised that NASDAQ will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. Thereafter, the Company will file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the date on which SCAC will cease operations, the redemption of SCAC’s Class A ordinary shares and the liquidation and dissolution of SCAC. These statements are subject to risks and uncertainties regarding SCAC’s operations. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to other risks and uncertainties discussed in SCAC’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” as updated from time to time by SCAC’s Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by SCAC. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SCAC undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saban Capital Acquisition Corp.

Date: March 28, 2019	By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
	Title:	President and Chief Executive Officer